Exhibit 99.1

Heritage Commerce Corp Earns $15.8 Million for the Third Quarter of 2023, and

$51.1 Million for the First Nine Months of 2023;

Supported by Continued Deposit Growth and Strong Credit Quality

San Jose, CA — October 26, 2023 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its third quarter 2023 net income was $15.8 million, or $0.26 per average diluted common share, compared to $18.1 million, or $0.30 per average diluted common share, for the third quarter of 2022, and $16.4 million, or $0.27 per average diluted common share, for the second quarter of 2023. For the nine months ended September 30, 2023, net income increased 12% to $51.1 million, or $0.83 per average diluted common share, compared to $45.8 million, or $0.75 per average diluted common share, for the nine months ended September 30, 2022. All results are unaudited.

“We delivered strong third quarter of 2023 operating results allowing us to achieve record earnings for the first nine months of 2023,” said Clay Jones, President & Chief Executive Officer. “While our third quarter profits were impacted by the expected increased cost of deposits, our year-to-date net income increased 12% compared to the first nine months of 2022. These profits were fueled by a steady growth in deposits, moderate loan demand, and higher net interest income. The net interest margin contraction we experienced during the third quarter was primarily related to deposit pricing.”

“Our credits metrics remained strong during the third quarter,” said Mr. Jones. “We continued to maintain the strength on our balance sheet along with a solid allowance for credit losses on loans, reflecting our prudent credit risk management. Further, our strong liquidity position is enhanced by a well-diversified deposit profile and access to ample alternative funding sources. We are well positioned to navigate these challenging economic headwinds and continue to grow the franchise.”

"Our commitment to delivering exceptional client service and meeting performance targets remains the driving force behind our success. I would like to express my appreciation to our committed Board of Directors and team members for their continued dedication to serving our clients, communities, and shareholders," stated Mr. Jones.

Current Financial Condition and Liquidity Position

The following are important factors in understanding our current financial condition and liquidity position:

Liquidity and Available Lines of Credit:

●	The following table shows our liquidity and available lines of credit at September 30, 2023:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total
(in $000’s, unaudited)	Available
Excess funds at the Federal Reserve Bank ("FRB")	$599,000
FRB discount window collateralized line of credit	1,214,537
Federal Home Loan Bank ("FHLB") collateralized borrowing capacity	1,151,769
Unpledged investment securities (at fair value)	76,712
Off-balance sheet deposits	47,094
Federal funds purchase arrangements	80,000
Holding company line of credit	20,000
Total	$3,189,112

●	The Company’s total liquidity and borrowing capacity was $3.189 billion, all of which remained available at September 30, 2023.
●	The available liquidity and borrowing capacity was 70% of total deposits and approximately 150% of the Bank’s estimated uninsured deposits at September 30, 2023.
●	The Bank increased its credit line availability from the FRB and the FHLB by $1.527 billion to $2.366 billion at September 30, 2023, from $839.5 million at December 31, 2022.

●	The loan to deposit ratio was 71.81% at September 30, 2023, compared to 75.14% at December 31, 2022, and 73.07% at June 30, 2023, providing us with ample liquidity and capacity to provide future credit to the community.

Deposits:

●	Total deposits increased $185.9 million, or 4%, to $4.575 billion at September 30, 2023 from $4.390 billion at December 31, 2022, and increased $74.7 million, or 2% from June 30, 2023.
●	Migration of customer deposits resulted in an increase in Insured Cash Sweep (“ICS”)/Certificate of Deposit Account Registry Service (“CDARS”) deposits of $890.8 million to $921.2 million at September 30, 2023, compared to $30.4 million at December 31, 2022, and increased $97.1 million from $824.1 million at June 30, 2023.
●	Noninterest-bearing demand deposits decreased ($493.2) million, or (28%), to $1.244 billion at September 30, 2023 from December 31, 2022, and decreased ($76.3) million, or (6%) from June 30, 2023, largely in response to the interest rate environment.
●	The Bank had 24,769 deposit accounts at September 30, 2023, with an average balance of $185,000, compared to 24,404 deposit accounts at June 30, 2023, with an average balance of $187,000. At December 31, 2022, the Company had 23,833 deposit accounts, with an average balance of $184,000.
●	Deposits from the Bank’s top 100 client relationships totaled $2.185 billion, representing 48% of total deposits, with an average account size of $408,000, representing 22% of the total number of accounts at September 30, 2023.

Investment Securities:

●	Investment securities totaled $1.122 billion at September 30, 2023, of which $457.2 million were in the securities available-for-sale portfolio (at fair value), and $664.7 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $13,000).
●	The weighted average life of the total investment securities portfolio was 4.72 years at September 30, 2023.
●	The following are the projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
		backed and
PROJECTED INVESTMENT SECURITIES CASH FLOWS	U.S.	Municipal
(in $000’s, unaudited)	Treasury	Securities	Total
Fourth quarter of 2023	$20,000	$20,314	$40,314
First quarter of 2024	37,000	19,578	56,578
Second quarter of 2024	131,000	18,752	149,752
Third quarter of 2024	37,500	19,522	57,022
Fourth quarter of 2024	9,000	18,028	27,028
First quarter of 2025	35,000	17,528	52,528
Second quarter of 2025	118,000	17,145	135,145
Third quarter of 2025	25,500	18,430	43,930
Fourth quarter of 2025	—	16,961	16,961
Total	$413,000	$166,258	$579,258

Loans:

●	Loans, excluding loans held-for-sale, decreased ($13.1) million to $3.285 billion at September 30, 2023 from $3.299 billion at December 31, 2022, and decreased ($3.3) million from $3.289 billion at June 30, 2023. Loans, excluding residential mortgages, increased $21.8 million, or 1%, to $2.782 billion at September 30, 2023, compared to $2.761 billion at December 31, 2022, and increased $7.7 million from $2.775 billion at June 30, 2023.
●	Commercial real estate (“CRE”) loans totaled $1.798 billion at September 30, 2023, of which 33% were owner occupied and 67% were investor CRE loans.
●	During the third quarter of 2023, 42 new CRE loans were originated totaling $86 million with a weighted average loan-to-value and debt-service coverage for the non-owner occupied portfolio of 43% and 2.37 times, respectively.
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was also $1.6 million.
●	The Company has personal guarantees on 91% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure in the CRE portfolio was $401 million, including 30 loans totaling approximately $76 million, in San Jose, 17 loans totaling approximately $26 million in San Francisco, and eight loans totaling approximately $16 million, in Oakland, at September 30, 2023. Non-owner occupied CRE with office exposure totaled $316 million at September 30, 2023.

●	Of the $401 million of CRE loans with office exposure, approximately $37 million, or 9%, are situated in the Bay Area downtown business districts of San Jose and San Francisco, with an average balance of $2.2 million.
●	At September 30, 2023, the weighted average loan-to-value and debt-service coverage for the entire non-owner occupied office portfolio were 43.1% and 1.82 times, respectively. For the nine non-owner occupied office loans in San Francisco at September 30, 2023, the weighted average loan-to-value and debt-service coverage were 36% and 1.49 times, respectively.

Third Quarter Ended September 30, 2023

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended September 30, 2023, compared to September 30, 2022, and June 30, 2023, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.26 for the third quarter of 2023, compared to $0.30 for the third quarter of 2022, and $0.27 for the second quarter of 2023. Diluted earnings per share were $0.83 for the first nine months of 2023, compared to $0.75 for the first nine months of 2022.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible common equity for the periods indicated:

	For the Quarter Ended:			For the Nine Months Ended:
	September 30,	June 30,	September 30,	September 30,	September 30,
(unaudited)	2023	2023	2022	2023	2022
Return on average tangible assets	1.20%	1.29%	1.36%	1.33%	1.17%
Return on average tangible common equity	13.06%	13.93%	16.60%	14.52%	14.41%

♦	Net interest income decreased (6%) to $45.4 million for the third quarter of 2023, compared to $48.0 million for the third quarter of 2022. The fully tax equivalent (“FTE”) net interest margin decreased (16) basis points to 3.57% for the third quarter of 2023, from 3.73% for the third quarter of 2022, primarily due to a higher cost of funds, and a decrease in the average balances of noninterest-bearing demand deposits, partially offset by increases in the prime rate and the rate on overnight funds, and a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities.

●	Net interest income decreased (2%) to $45.4 million for the third quarter of 2023, compared to $46.3 million for the second quarter of 2023. The FTE net interest margin decreased (19) basis points to 3.57% for the third quarter of 2023 from 3.76% for the second quarter of 2023, primarily due to a higher cost of funds, and a decrease in the average balances of noninterest bearing demand deposits, partially offset by increases in the prime rate and higher average yields on overnight funds, an increase in the average balance of loans, and an decrease in the average balances of short-term borrowings.

●	For the first nine months of 2023, the net interest income increased 10% to $140.9 million, compared to $128.1 million for the first nine months of 2022. The FTE net interest margin increased 41 basis points to 3.80% for the first nine months of 2023, from 3.39% for the first nine months of 2022, primarily due to increases in the prime rate and the rate on overnight funds, and a shift in the mix of earning assets as the Company invested its excess liquidity into higher yielding loans and investment securities, partially offset by a higher cost of funds, a decrease in the average balances of noninterest-bearing demand deposits, and an increase in the average balances of short-term borrowings.

♦	The following table, as of September 30, 2023, sets forth the estimated changes in the Company’s annual net interest income that would result from an instantaneous shift in interest rates from the base rate:

	Increase/(Decrease) in
	Estimated Net
	Interest Income(1)
CHANGE IN INTEREST RATES (basis points)	Amount	Percent
(in $000's, unaudited)
+400	$15,507	7.7%
+300	$11,594	5.8%
+200	$7,702	3.8%
+100	$3,844	1.9%
0	—	—
−100	$(4,725)	(2.3)%
−200	$(13,249)	(6.6)%
−300	$(26,427)	(13.1)%
−400	$(43,348)	(21.6)%

(1)	Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could reduce any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio was relatively flat at 5.46% for the third quarter of 2023, compared to 5.47% for the second quarter of 2023, as lower average balances of Bay View Funding factored receivables were mostly offset by increases in the prime rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2023			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,720,010	$37,171	5.42%	$2,660,119	$35,310	5.32%
Prepayment fees	—	182	0.03%	—	73	0.01%
Asset-based lending	23,983	593	9.81%	28,251	686	9.74%
Bay View Funding factored receivables	51,664	2,775	21.31%	68,680	3,847	22.47%
Purchased residential mortgages	465,471	3,811	3.25%	478,220	3,829	3.21%
Loan fair value mark / accretion	(3,648)	321	0.05%	(3,929)	283	0.04%
Total loans (includes loans held-for-sale)	$3,257,480	$44,853	5.46%	$3,231,341	$44,028	5.47%

●	The average yield on the total loan portfolio increased to 5.46% for the third quarter of 2023, compared to 4.90% for the third quarter of 2022, primarily due to increases in the prime rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2023			September 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,720,010	$37,171	5.42%	$2,587,772	$30,774	4.72%
Prepayment fees	—	182	0.03%	—	96	0.01%
Asset-based lending	23,983	593	9.81%	53,514	1,032	7.65%
Bay View Funding factored receivables	51,664	2,775	21.31%	62,623	3,201	20.28%
Purchased residential mortgages	465,471	3,811	3.25%	445,256	3,414	3.04%
Loan fair value mark / accretion	(3,648)	321	0.05%	(5,178)	353	0.05%
Total loans (includes loans held-for-sale)	$3,257,480	$44,853	5.46%	$3,143,987	$38,870	4.90%

●	The average yield on the total loan portfolio increased to 5.46% for the first nine months of 2023, compared to 4.81% for the first nine months of 2022, primarily due to increases in the prime rate, partially offset by a decrease in the accretion of the loan purchase discount into interest income from acquired loans, lower prepayment fees, and higher average balances of lower yielding purchased residential mortgages.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,689,763	$107,448	5.34%	$2,567,129	$86,464	4.50%
Prepayment fees	—	393	0.02%	—	1,155	0.06%
Asset-based lending	26,582	1,906	9.59%	57,540	2,857	6.64%
Bay View Funding factored receivables	65,938	10,623	21.54%	61,508	9,123	19.83%
Purchased residential mortgages	477,068	11,497	3.22%	394,618	8,553	2.90%
Loan fair value mark / accretion	(3,976)	1,126	0.06%	(6,121)	2,357	0.12%
Total loans (includes loans held-for-sale)	$3,255,375	$132,993	5.46%	$3,074,674	$110,509	4.81%

●	In aggregate, the remaining net purchase discount on total loans acquired was $3.5 million at September 30, 2023.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	September 30, 2023			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,302,606			$1,368,373

Demand, interest-bearing	1,017,686	$1,730	0.67%	1,118,200	$1,788	0.64%
Savings and money market	1,087,336	5,514	2.01%	1,109,347	4,638	1.68%
Time deposits - under $100	11,966	30	0.99%	11,610	20	0.69%
Time deposits - $100 and over	272,362	2,489	3.63%	201,600	1,410	2.81%
ICS/CDARS - interest-bearing demand, money market
and time deposits	881,665	5,117	2.30%	614,911	2,867	1.87%
Total interest-bearing deposits	3,271,015	14,880	1.80%	3,055,668	10,723	1.41%
Total deposits	4,573,621	14,880	1.29%	4,424,041	10,723	0.97%

Short-term borrowings	31	—	0.00%	62,653	787	5.04%
Subordinated debt, net of issuance costs	39,439	539	5.42%	39,401	538	5.48%
Total interest-bearing liabilities	3,310,485	15,419	1.85%	3,157,722	12,048	1.53%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,613,091	$15,419	1.33%	$4,526,095	$12,048	1.07%

●	The average cost of total deposits increased to 1.29% for the third quarter of 2023, compared to 0.97% for the second quarter of 2023. The average cost of funds increased to 1.33% for the third quarter of 2023, compared to 1.07% for the second quarter of 2023. The average cost of deposits was 0.13% and the average cost of funds was 0.18% for the third quarter of 2022.
●	The average cost of total deposits increased to 0.94% for the first nine months of 2023, compared to 0.11% for the first nine months of 2022. The average cost of funds increased to 1.01% for the first nine months of 2023, compared to 0.16% for the first nine months of 2022.
●	The increase in the average cost of total deposits and the average cost of funds for the third quarter of 2023 and first nine months of 2023 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing and ICS deposits and an increase in market interest rates.
♦	During the third quarter of 2023, we recorded a provision for credit losses on loans of $168,000, compared to a $1.0 million provision for credit losses on loans for the third quarter of 2022, and a provision for credit losses on loans of $260,000 for the second quarter of 2023. There was a provision for credit losses on loans of $460,000 for the nine months ended September 30, 2023, compared to a $258,000 provision for credit losses on loans for the nine months ended September 30, 2022.
♦	Total noninterest income decreased (20%) to $2.2 million for the third quarter of 2023, compared to $2.8 million for the third quarter of 2022, primarily due to lower service charges and fees on deposit accounts, a lower gain on sales of SBA loans and lower servicing income, partially offset by higher termination fees at Bay View Funding, and a gain on proceeds from company-owned life insurance during the third quarter of 2023. Total noninterest income increased 7% to $2.2 million for the third quarter of 2023, compared to $2.1 million for the second quarter of 2023, primarily due to higher termination fees at Bay View Funding, and a gain on proceeds from company-owned life insurance during the third quarter of 2023.
●	For the nine months ended September 30, 2023, total noninterest income decreased (4%) to $7.1 million, compared to $7.4 million for the nine months ended September 30, 2022, primarily due to a $669,000 gain on warrants during the first nine months of 2022, and lower interchange fee income on credit cards during the first nine months of 2023, partially offset by higher service charges and fees on deposit accounts during the first nine months of 2023.
♦	Total noninterest expense for the third quarter of 2023 increased to $25.2 million, compared to $23.9 million for the third quarter of 2022, primarily due to higher insurance, regulatory assessments, and information technology related expenses included in other noninterest expense, partially offset by lower professional fees and occupancy and equipment expense during the third quarter of 2023. Total noninterest expense for the third quarter of 2023 remained relatively flat at $25.2 million, compared to $25.0 million for the second quarter of 2023, as higher regulatory assessments, shareholders relations and insurance expense were mostly offset by lower professional fees.
●	Total noninterest expense for the nine months ended September 30, 2023 increased to $75.6 million, compared to $70.3 million for the nine months ended September 30, 2022, primarily due to higher salaries and employee benefits, and higher insurance, regulatory assessments, improvements in information technology, and ICS/CDARS fee expenses included in other noninterest expense, partially offset by lower professional fees during the nine months ended September 30, 2023.

●	Full time equivalent employees were 348 at September 30, 2023, and 327 at September 30, 2022, and 347 at June 30, 2023.

♦	The efficiency ratio was 52.89% for the third quarter of 2023, compared to 47.02% for the third quarter of 2022, and 51.67% for the second quarter of 2023. The efficiency ratio was 51.06% for the nine months ended September 30, 2023, compared to 51.92% for the nine months ended September 30, 2022, primarily due to higher net interest income.

♦	Income tax expense was $6.5 million for the third quarter of 2023, compared to $7.8 million for the third quarter of 2022, and $6.7 million for the second quarter of 2023. The effective tax rate for both the third quarter of 2023 and second quarter of 2023 was 29.0%, compared to 30.3% for the third quarter of 2022. Income tax expense for the nine months ended September 30, 2023 was $20.8 million, compared to $19.1 million for the nine months ended September 30, 2022. The effective tax rate for the nine months ended September 30, 2023 was 29.0%, compared to 29.5% for the nine months ended September 30, 2022.

Balance Sheet Review, Capital Management and Credit Quality:

♦Total assets decreased (1%) to $5.403 billion at September 30, 2023, compared to $5.431 billion at September 30, 2022, and increased 2% from $5.312 billion at June 30, 2023.

♦The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) for the periods indicated:

SECURITIES AVAILABLE-FOR-SALE	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022
Balance (at fair value):
U.S. Treasury	$396,996	$421,146	$405,389
Agency mortgage-backed securities	60,198	64,912	73,145
Total	$457,194	$486,058	$478,534

Pre-tax unrealized (loss):
U.S. Treasury	$(9,606)	$(10,903)	$(10,070)
Agency mortgage-backed securities	(7,185)	(5,659)	(7,304)
Total	$(16,791)	$(16,562)	$(17,374)

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($16.8) million, or ($12.0) million net of taxes, which was 1.8% of total shareholders’ equity at September 30, 2023.

●	The weighted average life of the securities available-for-sale portfolio was 1.49 years at September 30, 2023.

♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses for the periods indicated:

SECURITIES HELD-TO-MATURITY	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022
Balance (at amortized cost):
Agency mortgage-backed securities	$632,241	$648,337	$665,679
Municipals — exempt from Federal tax	32,453	33,771	38,130
Total	$664,694	$682,108	$703,809

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(119,932)	$(95,285)	$(108,074)
Municipals — exempt from Federal tax	(2,753)	(1,052)	(2,125)
Total	$(122,685)	$(96,337)	$(110,199)

Allowance for credit losses on municipal securities	$(13)	$(13)	$(15)

●	The pre-tax unrecognized loss on the securities held-to-maturity portfolio was ($122.7) million, or ($86.4) million net of taxes, which was 13.1% of total shareholders’ equity at September 30, 2023.

●	The weighted average life of the securities held-to-maturity portfolio was 7.03 years at September 30, 2023.

♦	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at September 30, 2023 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

♦	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	September 30, 2023		June 30, 2023		September 30, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$430,664	13%	$466,354	14%	$542,829	17%
Real estate:
CRE - owner occupied	589,751	18%	608,031	18%	612,241	19%
CRE - non-owner occupied	1,208,324	37%	1,147,313	35%	1,023,405	32%
Land and construction	158,138	5%	162,816	5%	167,439	5%
Home equity	124,477	4%	128,009	4%	116,489	3%
Multifamily	253,129	7%	244,959	7%	229,455	7%
Residential mortgages	503,006	15%	514,064	16%	508,839	16%
Consumer and other	18,526	1%	17,635	1%	16,620	1%
Total Loans	3,286,015	100%	3,289,181	100%	3,217,317	100%
Deferred loan costs (fees), net	(554)	—	(397)	—	(844)	—
Loans, net of deferred costs and fees	$3,285,461	100%	$3,288,784	100%	$3,216,473	100%

●	Loans, excluding loans held-for-sale, increased $69.0 million, or 2%, to $3.285 billion at September 30, 2023, compared to $3.216 billion at September 30, 2022, and decreased ($3.3) million from $3.289 billion at June 30, 2023. Loans, excluding residential mortgages, increased $74.8 million, or 3%, to $2.782 billion at September 30, 2023, compared to $2.708 billion at September 30, 2022, and increased $7.7 million from $2.775 billion at June 30, 2023.

●	Commercial and industrial (“C&I”) line utilization was 27% at September 30, 2023, compared to 29% at both September 30, 2022 and June 30, 2023.

●	At September 30, 2023, there was 33% of the CRE loan portfolio secured by owner occupied real estate, compared to 37% at September 30, 2022, and 35% at June 30, 2023.
♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of September 30, 2023. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$348,293	39%	$253,687	28%	$295,647	33%	$897,627
Loans with fixed interest rates	65,092	3%	590,351	25%	1,732,945	72%	2,388,388
Loans	$413,385	12%	$844,038	26%	$2,028,592	62%	$3,286,015

●	At September 30, 2023, approximately 27% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 34% at September 30, 2022, and 29% at June 30, 2023.

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Nine Months Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	September 30,	June 30,	September 30,	September 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Balance at beginning of period	$47,803	$47,273	$45,490	$47,512	$43,290
Charge-offs during the period	(447)	(24)	(7)	(851)	(378)
Recoveries during the period	178	294	432	581	3,751
Net recoveries (charge-offs) during the period	(269)	270	425	(270)	3,373
Provision for credit losses on loans during the period	168	260	1,006	460	258
Balance at end of period	$47,702	$47,803	$46,921	$47,702	$46,921

Total loans, net of deferred fees	$3,285,461	$3,288,784	$3,216,473	$3,285,461	$3,216,473
Total nonperforming loans	$5,484	$5,537	$1,036	$5,484	$1,036
ACLL to total loans	1.45%	1.45%	1.46%	1.45%	1.46%
ACLL to total nonperforming loans	869.84%	863.34%	4,529.05%	869.84%	4,529.05%

●	The following table shows the drivers of change in ACLL for the first, second, and third quarters of 2023:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2022	$47,512
Portfolio changes during the first quarter of 2023	(160)
Qualitative and quantitative changes during the first
quarter of 2023 including changes in economic forecasts	(79)
ACLL at March 31, 2023	47,273
Portfolio changes during the second quarter of 2023	1,652
Qualitative and quantitative changes during the second
quarter of 2023 including changes in economic forecasts	(1,122)
ACLL at June 30, 2023	47,803
Portfolio changes during the third quarter of 2023	(117)
Qualitative and quantitative changes during the third
quarter of 2023 including changes in economic forecasts	16
ACLL at September 30, 2023	$47,702

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

NONPERFORMING ASSETS	September 30, 2023		June 30, 2023		September 30, 2022
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Restructured and loans over 90 days past due
and still accruing	$1,966	36%	$2,262	41%	$545	53%
Residential mortgages	1,716	31%	1,873	34%	—	—%
Commercial loans	1,712	31%	1,306	23%	491	47%
Home equity loans	90	2%	96	2%	—	—%
CRE	—	—%	—	—%	—	—%
Total nonperforming assets	$5,484	100%	$5,537	100%	$1,036	100%

●	NPAs totaled $5.5 million, or 0.10% of total assets, at both September 30, 2023 and June 30, 2023, compared to $1.0 million, or 0.02% of total assets, at September 30, 2022.

●	There were no foreclosed assets on the balance sheet at September 30, 2023, September 30, 2022, or June 30, 2023.

●	There were no CRE loans, Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at September 30, 2023, September 30, 2022, or June 30, 2023.

●	Classified assets totaled $31.1 million, or 0.57% of total assets, at September 30, 2023, compared to $28.6 million, or 0.53% of total assets, at September 30, 2022, and $30.5 million, or 0.57% of total assets, at June 30, 2023.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	September 30, 2023		June 30, 2023		September 30, 2022
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,243,501	27%	$1,319,844	29%	$1,883,574	40%
Demand, interest-bearing	1,004,185	22%	1,064,638	24%	1,154,403	24%
Savings and money market	1,110,640	24%	1,075,835	24%	1,487,400	32%
Time deposits — under $250	43,906	1%	44,520	1%	34,728	1%
Time deposits — $250 and over	252,001	6%	171,852	4%	93,263	2%
ICS/CDARS — interest-bearing demand,
money market and time deposits	921,224	20%	824,083	18%	29,897	1%
Total deposits	$4,575,457	100%	$4,500,772	100%	$4,683,265	100%

●	Total deposits increased $74.7 million, or 2%, to $4.575 billion at September 30, 2023, compared to $4.501 billion at June 30, 2023, and decreased ($107.8) million, or (2%), from $4.683 billion at September 30, 2022.

●	ICS/CDARS deposits increased $97.1 million to $921.2 million at September 30, 2023, compared to $824.1 million at June 30, 2023, and increased $891.3 million from $29.9 million at September 30, 2022.

●	The Bank’s uninsured deposits were approximately $2.123 billion, or 46% of total deposits, at September 30, 2023, compared to $2.148 billion, or 48% of total deposits, at June 30, 2023, and $2.556 billion, or 58% of total deposits, at March 31, 2023, and $2.788 billion, or 64% of total deposits, at December 31, 2022.
♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at September 30, 2023, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.6%	15.0%	10.0%	10.5%
Tier 1 Capital	13.4%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.4%	13.9%	6.5%	7.0%
Tier 1 Leverage	9.6%	10.0%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.3%	9.6%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.
(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022
Unrealized loss on securities available-for-sale	$(11,985)	$(11,822)	$(12,398)
Split dollar insurance contracts liability	(3,234)	(3,187)	(5,511)
Supplemental executive retirement plan liability	(2,343)	(2,352)	(7,428)
Unrealized gain on interest-only strip from SBA loans	93	103	125
Total accumulated other comprehensive loss	$(17,469)	$(17,258)	$(25,212)

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the Securities and Exchange Commission.

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the following: (1) factors that affect our liquidity and our ability to meet customer demands for deposit withdrawals, including our cash on hand and the availability of funds from our lines of credit, and media items and consumer confidence as those factors affect depositors’ confidence in the banking system generally and our bank in particular; (2) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (3) the effect of our measures to assure adequate liquidity of deposits as those measures affect profitability, including increasing interest rates on deposits as a component of our interest expense; (4) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolio; (5) the ability of issuers to repay the full principal amounts of securities, in both the available-for-sale and held-to-maturity portfolios, at maturity; (6) geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; (7) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (8) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and other factors that affect market interest rates generally; (9) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; (10) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (11) volatility in credit and equity markets and its effect on the global economy; (12) conditions relating to the impact of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on our customers, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (13) our ability to compete effectively with other banks and financial services companies and the effects of competition in the financial services industry on our business; (14) our ability to achieve loan growth and attract deposits in our market area; (15) risks associated with concentrations in real estate related loans; (16) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (17) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (18) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (19) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (20) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (21) possible adjustment of the valuation of our deferred tax assets; (22) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (23) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (24) risks of loss of funding of the Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (25) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (26) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (27) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (28) availability of and competition for acquisition opportunities; (29) risks resulting from domestic terrorism; (30) risks resulting from social unrest and protests; (31) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; and (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,	September 30,	Percent
(in $000’s, unaudited)	2023	2023	2022	2023	2022	2023	2022	Change
Interest income	$60,791	$58,341	$50,174	4%	21%	$175,406	$133,636	31%
Interest expense	15,419	12,048	2,133	28%	623%	34,483	5,495	528%
Net interest income before provision
for credit losses on loans	45,372	46,293	48,041	(2)%	(6)%	140,923	128,141	10%
Provision for (recapture of) credit losses on loans	168	260	1,006	(35)%	(83)%	460	258	78%
Net interest income after provision
for credit losses on loans	45,204	46,033	47,035	(2)%	(4)%	140,463	127,883	10%
Noninterest income:
Service charges and fees on deposit
accounts	859	901	1,360	(5)%	(37)%	3,503	2,839	23%
Increase in cash surrender value of
life insurance	517	502	484	3%	7%	1,512	1,444	5%
Gain on sales of SBA loans	207	199	308	4%	(33)%	482	491	(2)%
Termination fees	118	—	16	N/A	638%	129	61	111%
Gain on proceeds from company-owned
life insurance	100	—	—	N/A	N/A	100	27	270%
Servicing income	62	104	125	(40)%	(50)%	297	370	(20)%
Gain on warrants	—	—	32	N/A	(100)%	—	669	(100)%
Other	353	368	456	(4)%	(23)%	1,033	1,438	(28)%
Total noninterest income	2,216	2,074	2,781	7%	(20)%	7,056	7,339	(4)%
Noninterest expense:
Salaries and employee benefits	14,147	13,987	14,119	1%	0%	42,943	41,416	4%
Occupancy and equipment	2,301	2,422	2,415	(5)%	(5)%	7,123	7,129	0%
Professional fees	717	1,149	1,230	(38)%	(42)%	3,265	3,601	(9)%
Other	8,006	7,433	6,135	8%	30%	22,232	18,195	22%
Total noninterest expense	25,171	24,991	23,899	1%	5%	75,563	70,341	7%
Income before income taxes	22,249	23,116	25,917	(4)%	(14)%	71,956	64,881	11%
Income tax expense	6,454	6,713	7,848	(4)%	(18)%	20,841	19,125	9%
Net income	$15,795	$16,403	$18,069	(4)%	(13)%	$51,115	$45,756	12%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.27	$0.30	(4)%	(13)%	$0.84	$0.76	11%
Diluted earnings per share	$0.26	$0.27	$0.30	(4)%	(13)%	$0.83	$0.75	11%
Weighted average shares outstanding - basic	61,093,289	61,035,435	60,686,992	0%	1%	61,012,315	60,541,015	1%
Weighted average shares outstanding - diluted	61,436,240	61,266,059	61,123,801	0%	1%	61,284,590	61,004,840	0%
Common shares outstanding at period-end	61,099,155	61,091,155	60,716,794	0%	1%	61,099,155	60,716,794	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.39	$0.39	0%
Book value per share	$10.83	$10.70	$10.04	1%	8%	$10.83	$10.04	8%
Tangible book value per share	$7.94	$7.80	$7.09	2%	12%	$7.94	$7.09	12%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.54%	10.12%	11.72%	(6)%	(19)%	10.54%	10.12%	4%
Annualized return on average tangible
common equity	13.06%	13.93%	16.60%	(6)%	(21)%	14.52%	14.41%	1%
Annualized return on average assets	1.16%	1.25%	1.31%	(7)%	(11)%	1.29%	1.13%	14%
Annualized return on average tangible assets	1.20%	1.29%	1.36%	(7)%	(12)%	1.33%	1.17%	14%
Net interest margin (FTE)	3.57%	3.76%	3.73%	(5)%	(4)%	3.80%	3.39%	12%
Efficiency ratio	52.89%	51.67%	47.02%	2%	12%	51.06%	51.92%	(2)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,399,930	$5,278,243	$5,466,330	2%	(1)%	$5,316,447	$5,414,820	(2)%
Average tangible assets	$5,222,692	$5,100,399	$5,286,591	2%	(1)%	$5,138,610	$5,234,427	(2)%
Average earning assets	$5,051,710	$4,948,397	$5,117,373	2%	(1)%	$4,965,613	$5,065,698	(2)%
Average loans held-for-sale	$2,765	$4,166	$3,282	(34)%	(16)%	$3,229	$2,201	47%
Average total loans	$3,254,715	$3,227,175	$3,140,705	1%	4%	$3,252,146	$3,072,473	6%
Average deposits	$4,573,621	$4,424,041	$4,712,044	3%	(3)%	$4,471,783	$4,662,926	(4)%
Average demand deposits - noninterest-bearing	$1,302,606	$1,368,373	$1,910,748	(5)%	(32)%	$1,444,744	$1,868,283	(23)%
Average interest-bearing deposits	$3,271,015	$3,055,668	$2,801,296	7%	17%	$3,027,039	$2,794,643	8%
Average interest-bearing liabilities	$3,310,485	$3,157,722	$2,840,611	5%	17%	$3,102,723	$2,837,219	9%
Average equity	$656,973	$650,240	$611,707	1%	7%	$648,341	$604,794	7%
Average tangible common equity	$479,735	$472,396	$431,968	2%	11%	$470,504	$424,401	11%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2023	2023	2023	2022	2022
Interest income	$60,791	$58,341	$56,274	$55,192	$50,174
Interest expense	15,419	12,048	7,016	3,453	2,133
Net interest income before provision
for credit losses on loans	45,372	46,293	49,258	51,739	48,041
Provision for (recapture of) credit losses on loans	168	260	32	508	1,006
Net interest income after provision
for credit losses on loans	45,204	46,033	49,226	51,231	47,035
Noninterest income:
Service charges and fees on deposit
accounts	859	901	1,743	1,801	1,360
Increase in cash surrender value of
life insurance	517	502	493	481	484
Gain on sales of SBA loans	207	199	76	—	308
Termination fees	118	—	11	—	16
Gain on proceeds from company-owned
life insurance	100	—	—	—	—
Servicing income	62	104	131	138	125
Gain on warrants	—	—	—	—	32
Other	353	368	312	352	456
Total noninterest income	2,216	2,074	2,766	2,772	2,781
Noninterest expense:
Salaries and employee benefits	14,147	13,987	14,809	13,915	14,119
Occupancy and equipment	2,301	2,422	2,400	2,510	2,415
Professional fees	717	1,149	1,399	1,414	1,230
Other	8,006	7,433	6,793	6,679	6,135
Total noninterest expense	25,171	24,991	25,401	24,518	23,899
Income before income taxes	22,249	23,116	26,591	29,485	25,917
Income tax expense	6,454	6,713	7,674	8,686	7,848
Net income	$15,795	$16,403	$18,917	$20,799	$18,069

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.26	$0.27	$0.31	$0.34	$0.30
Diluted earnings per share	$0.26	$0.27	$0.31	$0.34	$0.30
Weighted average shares outstanding - basic	61,093,289	61,035,435	60,908,221	60,788,803	60,686,992
Weighted average shares outstanding - diluted	61,436,240	61,266,059	61,268,072	61,357,023	61,123,801
Common shares outstanding at period-end	61,099,155	61,091,155	60,948,607	60,852,723	60,716,794
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$10.83	$10.70	$10.62	$10.39	$10.04
Tangible book value per share	$7.94	$7.80	$7.70	$7.46	$7.09

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	9.54%	10.12%	12.03%	13.40%	11.72%
Annualized return on average tangible
common equity	13.06%	13.93%	16.71%	18.89%	16.60%
Annualized return on average assets	1.16%	1.25%	1.47%	1.54%	1.31%
Annualized return on average tangible assets	1.20%	1.29%	1.52%	1.59%	1.36%
Net interest margin (FTE)	3.57%	3.76%	4.09%	4.10%	3.73%
Efficiency ratio	52.89%	51.67%	48.83%	44.98%	47.02%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,399,930	$5,278,243	$5,235,506	$5,360,867	$5,466,330
Average tangible assets	$5,222,692	$5,100,399	$5,057,063	$5,181,793	$5,286,591
Average earning assets	$5,051,710	$4,948,397	$4,895,009	$5,009,578	$5,117,373
Average loans held-for-sale	$2,765	$4,166	$2,755	$2,346	$3,282
Average total loans	$3,254,715	$3,227,175	$3,274,770	$3,248,210	$3,140,705
Average deposits	$4,573,621	$4,424,041	$4,415,952	$4,600,533	$4,712,044
Average demand deposits - noninterest-bearing	$1,302,606	$1,368,373	$1,667,260	$1,851,003	$1,910,748
Average interest-bearing deposits	$3,271,015	$3,055,668	$2,748,692	$2,749,530	$2,801,296
Average interest-bearing liabilities	$3,310,485	$3,157,722	$2,834,732	$2,788,880	$2,840,611
Average equity	$656,973	$650,240	$637,597	$615,941	$611,707
Average tangible common equity	$479,735	$472,396	$459,154	$436,867	$431,968

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
ASSETS
Cash and due from banks	$40,076	$42,551	$40,500	(6)%	(1)%
Other investments and interest-bearing deposits
in other financial institutions	605,476	468,951	641,251	29%	(6)%
Securities available-for-sale, at fair value	457,194	486,058	478,534	(6)%	(4)%
Securities held-to-maturity, at amortized cost	664,681	682,095	703,794	(3)%	(6)%
Loans held-for-sale - SBA, including deferred costs	841	3,136	2,081	(73)%	(60)%
Loans:
Commercial	430,664	466,354	542,829	(8)%	(21)%
Real estate:
CRE - owner occupied	589,751	608,031	612,241	(3)%	(4)%
CRE - non-owner occupied	1,208,324	1,147,313	1,023,405	5%	18%
Land and construction	158,138	162,816	167,439	(3)%	(6)%
Home equity	124,477	128,009	116,489	(3)%	7%
Multifamily	253,129	244,959	229,455	3%	10%
Residential mortgages	503,006	514,064	508,839	(2)%	(1)%
Consumer and other	18,526	17,635	16,620	5%	11%
Loans	3,286,015	3,289,181	3,217,317	0%	2%
Deferred loan fees, net	(554)	(397)	(844)	40%	(34)%
Total loans, net of deferred costs and fees	3,285,461	3,288,784	3,216,473	0%	2%
Allowance for credit losses on loans	(47,702)	(47,803)	(46,921)	0%	2%
Loans, net	3,237,759	3,240,981	3,169,552	0%	2%
Company-owned life insurance	79,607	79,940	78,456	0%	1%
Premises and equipment, net	9,707	9,197	9,428	6%	3%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	9,229	9,830	11,692	(6)%	(21)%
Accrued interest receivable and other assets	131,106	121,467	128,343	8%	2%
Total assets	$5,403,307	$5,311,837	$5,431,262	2%	(1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,243,501	$1,319,844	$1,883,574	(6)%	(34)%
Demand, interest-bearing	1,004,185	1,064,638	1,154,403	(6)%	(13)%
Savings and money market	1,110,640	1,075,835	1,487,400	3%	(25)%
Time deposits - under $250	43,906	44,520	34,728	(1)%	26%
Time deposits - $250 and over	252,001	171,852	93,263	47%	170%
ICS/CDARS - interest-bearing demand, money market
and time deposits	921,224	824,083	29,897	12%	2981%
Total deposits	4,575,457	4,500,772	4,683,265	2%	(2)%
Subordinated debt, net of issuance costs	39,463	39,425	39,312	0%	0%
Accrued interest payable and other liabilities	126,457	117,970	99,168	7%	28%
Total liabilities	4,741,377	4,658,167	4,821,745	2%	(2)%

Shareholders’ Equity:
Common stock	505,692	505,075	501,240	0%	1%
Retained earnings	173,707	165,853	133,489	5%	30%
Accumulated other comprehensive loss	(17,469)	(17,258)	(25,212)	1%	(31)%
Total shareholders' equity	661,930	653,670	609,517	1%	9%
Total liabilities and shareholders’ equity	$5,403,307	$5,311,837	$5,431,262	2%	(1)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$40,076	$42,551	$41,318	$27,595	$40,500
Other investments and interest-bearing deposits
in other financial institutions	605,476	468,951	698,690	279,008	641,251
Securities available-for-sale, at fair value	457,194	486,058	491,751	489,596	478,534
Securities held-to-maturity, at amortized cost	664,681	682,095	698,231	714,990	703,794
Loans held-for-sale - SBA, including deferred costs	841	3,136	2,792	2,456	2,081
Loans:
Commercial	430,664	466,354	506,602	533,915	542,829
Real estate:
CRE - owner occupied	589,751	608,031	603,298	614,663	612,241
CRE - non-owner occupied	1,208,324	1,147,313	1,083,852	1,066,368	1,023,405
Land and construction	158,138	162,816	166,408	163,577	167,439
Home equity	124,477	128,009	124,481	120,724	116,489
Multifamily	253,129	244,959	231,242	244,882	229,455
Residential mortgages	503,006	514,064	528,639	537,905	508,839
Consumer and other	18,526	17,635	17,905	17,033	16,620
Loans	3,286,015	3,289,181	3,262,427	3,299,067	3,217,317
Deferred loan fees, net	(554)	(397)	(512)	(517)	(844)
Total loans, net of deferred fees	3,285,461	3,288,784	3,261,915	3,298,550	3,216,473
Allowance for credit losses on loans	(47,702)	(47,803)	(47,273)	(47,512)	(46,921)
Loans, net	3,237,759	3,240,981	3,214,642	3,251,038	3,169,552
Company-owned life insurance	79,607	79,940	79,438	78,945	78,456
Premises and equipment, net	9,707	9,197	9,142	9,301	9,428
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	9,229	9,830	10,431	11,033	11,692
Accrued interest receivable and other assets	131,106	121,467	122,474	125,987	128,343
Total assets	$5,403,307	$5,311,837	$5,536,540	$5,157,580	$5,431,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,243,501	$1,319,844	$1,469,081	$1,736,722	$1,883,574
Demand, interest-bearing	1,004,185	1,064,638	1,196,789	1,196,427	1,154,403
Savings and money market	1,110,640	1,075,835	1,264,567	1,285,444	1,487,400
Time deposits - under $250	43,906	44,520	37,884	32,445	34,728
Time deposits - $250 and over	252,001	171,852	172,070	108,192	93,263
ICS/CDARS - interest-bearing demand, money market
and time deposits	921,224	824,083	304,147	30,374	29,897
Total deposits	4,575,457	4,500,772	4,444,538	4,389,604	4,683,265
Other short-term borrowings	—	—	300,000	—	—
Subordinated debt, net of issuance costs	39,463	39,425	39,387	39,350	39,312
Accrued interest payable and other liabilities	126,457	117,970	105,407	96,170	99,168
Total liabilities	4,741,377	4,658,167	4,889,332	4,525,124	4,821,745

Shareholders’ Equity:
Common stock	505,692	505,075	504,135	502,923	501,240
Retained earnings	173,707	165,853	157,390	146,389	133,489
Accumulated other comprehensive loss	(17,469)	(17,258)	(14,317)	(16,856)	(25,212)
Total shareholders' equity	661,930	653,670	647,208	632,456	609,517
Total liabilities and shareholders’ equity	$5,403,307	$5,311,837	$5,536,540	$5,157,580	$5,431,262

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	September 30,	June 30,	September 30,	June 30,	September 30,
(in $000’s, unaudited)	2023	2023	2022	2023	2022
Nonaccrual loans - held-for-investment	$3,518	$3,275	$491	7%	616%
Restructured and loans over 90 days past due
and still accruing	1,966	2,262	545	(13)%	261%
Total nonperforming loans	5,484	5,537	1,036	(1)%	429%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$5,484	$5,537	$1,036	(1)%	429%
Other restructured loans still accruing	$—	$—	$93	N/A	(100)%
Net charge-offs (recoveries) during the quarter	$269	$(270)	$(425)	200%	163%
Provision for credit losses on loans during the quarter	$168	$260	$1,006	(35)%	(83)%
Allowance for credit losses on loans	$47,702	$47,803	$46,921	0%	2%
Classified assets	$31,062	$30,500	$28,570	2%	9%
Allowance for credit losses on loans to total loans	1.45%	1.45%	1.46%	0%	(1)%
Allowance for credit losses on loans to total nonperforming loans	869.84%	863.34%	4,529.05%	1%	(81)%
Nonperforming assets to total assets	0.10%	0.10%	0.02%	0%	400%
Nonperforming loans to total loans	0.17%	0.17%	0.03%	0%	467%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	5%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$485,070	$476,209	$430,194	2%	13%
Shareholders’ equity / total assets	12.25%	12.31%	11.22%	0%	9%
Tangible common equity / tangible assets (2)	9.28%	9.27%	8.19%	0%	13%
Loan to deposit ratio	71.81%	73.07%	68.68%	(2)%	5%
Noninterest-bearing deposits / total deposits	27.18%	29.32%	40.22%	(7)%	(32)%
Total capital ratio	15.6%	15.4%	14.5%	1%	8%
Tier 1 capital ratio	13.4%	13.2%	12.4%	2%	8%
Common Equity Tier 1 capital ratio	13.4%	13.2%	12.4%	2%	8%
Tier 1 leverage ratio	9.6%	9.7%	8.7%	(1)%	10%
Heritage Bank of Commerce:
Total capital ratio	15.0%	14.8%	14.0%	1%	7%
Tier 1 capital ratio	13.9%	13.7%	12.9%	1%	8%
Common Equity Tier 1 capital ratio	13.9%	13.7%	12.9%	1%	8%
Tier 1 leverage ratio	10.0%	10.0%	9.0%	0%	11%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	September 30,	June 30,	March 31,	December 31,	September 30,
(in $000’s, unaudited)	2023	2023	2023	2022	2022
Nonaccrual loans - held-for-investment	$3,518	$3,275	$781	$740	$491
Restructured and loans over 90 days past due
and still accruing	1,966	2,262	1,459	1,685	545
Total nonperforming loans	5,484	5,537	2,240	2,425	1,036
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$5,484	$5,537	$2,240	$2,425	$1,036
Other restructured loans still accruing	$—	$—	$—	$171	$93
Net charge-offs (recoveries) during the quarter	$269	$(270)	$271	$(83)	$(425)
Provision for credit losses on loans during the quarter	$168	$260	$32	$508	$1,006
Allowance for credit losses on loans	$47,702	$47,803	$47,273	$47,512	$46,921
Classified assets	$31,062	$30,500	$26,800	$14,544	$28,570
Allowance for credit losses on loans to total loans	1.45%	1.45%	1.45%	1.44%	1.46%
Allowance for credit losses on loans to total nonperforming loans	869.84%	863.34%	2,110.40%	1,959.26%	4,529.05%
Nonperforming assets to total assets	0.10%	0.10%	0.04%	0.05%	0.02%
Nonperforming loans to total loans	0.17%	0.17%	0.07%	0.07%	0.03%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	5%	3%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	5%	5%	5%	3%	5%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$485,070	$476,209	$469,146	$453,792	$430,194
Shareholders’ equity / total assets	12.25%	12.31%	11.69%	12.26%	11.22%
Tangible common equity / tangible assets (2)	9.28%	9.27%	8.76%	9.11%	8.19%
Loan to deposit ratio	71.81%	73.07%	73.39%	75.14%	68.68%
Noninterest-bearing deposits / total deposits	27.18%	29.32%	33.05%	39.56%	40.22%
Total capital ratio	15.6%	15.4%	15.3%	14.8%	14.5%
Tier 1 capital ratio	13.4%	13.2%	13.1%	12.7%	12.4%
Common Equity Tier 1 capital ratio	13.4%	13.2%	13.1%	12.7%	12.4%
Tier 1 leverage ratio	9.6%	9.7%	9.6%	9.2%	8.7%
Heritage Bank of Commerce:
Total capital ratio	15.0%	14.8%	14.7%	14.2%	14.0%
Tier 1 capital ratio	13.9%	13.7%	13.5%	13.2%	12.9%
Common Equity Tier 1 capital ratio	13.9%	13.7%	13.5%	13.2%	12.9%
Tier 1 leverage ratio	10.0%	10.0%	9.9%	9.5%	9.0%

(1)	Represents shareholders' equity minus goodwill and other intangible assets.
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2023			September 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,257,480	$44,853	5.46%	$3,143,987	$38,870	4.90%
Securities - taxable	1,114,782	6,797	2.42%	1,076,742	5,874	2.16%
Securities - exempt from Federal tax (3)	32,947	293	3.53%	38,733	329	3.37%
Other investments and interest-bearing deposits
in other financial institutions	646,501	8,909	5.47%	857,911	5,170	2.39%
Total interest earning assets (3)	5,051,710	60,852	4.78%	5,117,373	50,243	3.90%
Cash and due from banks	35,911			37,961
Premises and equipment, net	9,374			9,591
Goodwill and other intangible assets	177,238			179,739
Other assets	125,697			121,666
Total assets	$5,399,930			$5,466,330

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,302,606			$1,910,748

Demand, interest-bearing	1,017,686	1,730	0.67%	1,205,937	543	0.18%
Savings and money market	1,087,336	5,514	2.01%	1,429,055	925	0.26%
Time deposits - under $100	11,966	30	0.99%	12,329	5	0.16%
Time deposits - $100 and over	272,362	2,489	3.63%	123,458	121	0.39%
ICS/CDARS - interest-bearing demand, money market
and time deposits	881,665	5,117	2.30%	30,517	1	0.01%
Total interest-bearing deposits	3,271,015	14,880	1.80%	2,801,296	1,595	0.23%
Total deposits	4,573,621	14,880	1.29%	4,712,044	1,595	0.13%

Short-term borrowings	31	—	0.00%	27	—	0.00%
Subordinated debt, net of issuance costs	39,439	539	5.42%	39,288	538	5.43%
Total interest-bearing liabilities	3,310,485	15,419	1.85%	2,840,611	2,133	0.30%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,613,091	15,419	1.33%	4,751,359	2,133	0.18%
Other liabilities	129,866			103,264
Total liabilities	4,742,957			4,854,623
Shareholders’ equity	656,973			611,707
Total liabilities and shareholders’ equity	$5,399,930			$5,466,330

Net interest income (3) / margin		45,433	3.57%		48,110	3.73%
Less tax equivalent adjustment (3)		(61)			(69)
Net interest income		$45,372			$48,041

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $201,000 for the third quarter of 2023, compared to $507,000 for the third quarter of 2022. Prepayment fees totaled $182,000 for the third quarter of 2023, compared to $96,000 for the third quarter of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	September 30, 2023			June 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,257,480	$44,853	5.46%	$3,231,341	$44,028	5.47%
Securities - taxable	1,114,782	6,797	2.42%	1,147,375	6,982	2.44%
Securities - exempt from Federal tax (3)	32,947	293	3.53%	34,070	302	3.56%
Other investments and interest-bearing deposits
in other financial institutions	646,501	8,909	5.47%	535,611	7,092	5.31%
Total interest earning assets (3)	5,051,710	60,852	4.78%	4,948,397	58,404	4.73%
Cash and due from banks	35,911			35,159
Premises and equipment, net	9,374			9,190
Goodwill and other intangible assets	177,238			177,844
Other assets	125,697			107,653
Total assets	$5,399,930			$5,278,243

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,302,606			$1,368,373

Demand, interest-bearing	1,017,686	1,730	0.67%	1,118,200	1,788	0.64%
Savings and money market	1,087,336	5,514	2.01%	1,109,347	4,638	1.68%
Time deposits - under $100	11,966	30	0.99%	11,610	20	0.69%
Time deposits - $100 and over	272,362	2,489	3.63%	201,600	1,410	2.81%
ICS/CDARS - interest-bearing demand, money market
and time deposits	881,665	5,117	2.30%	614,911	2,867	1.87%
Total interest-bearing deposits	3,271,015	14,880	1.80%	3,055,668	10,723	1.41%
Total deposits	4,573,621	14,880	1.29%	4,424,041	10,723	0.97%

Short-term borrowings	31	—	0.00%	62,653	787	5.04%
Subordinated debt, net of issuance costs	39,439	539	5.42%	39,401	538	5.48%
Total interest-bearing liabilities	3,310,485	15,419	1.85%	3,157,722	12,048	1.53%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,613,091	15,419	1.33%	4,526,095	12,048	1.07%
Other liabilities	129,866			101,908
Total liabilities	4,742,957			4,628,003
Shareholders’ equity	656,973			650,240
Total liabilities and shareholders’ equity	$5,399,930			$5,278,243

Net interest income (3) / margin		45,433	3.57%		46,356	3.76%
Less tax equivalent adjustment (3)		(61)			(63)
Net interest income		$45,372			$46,293

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $201,000 for the third quarter of 2023, compared to $94,000 for the second quarter of 2023. Prepayment fees totaled $182,000 for the third quarter of 2023, compared to $73,000 for the second quarter of 2023.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2023			September 30, 2022
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,255,375	$132,993	5.46%	$3,074,674	$110,509	4.81%
Securities - taxable	1,140,890	20,835	2.44%	924,694	13,725	1.98%
Securities - exempt from Federal tax (3)	34,332	908	3.54%	41,328	1,048	3.39%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	535,016	20,860	5.21%	1,025,002	8,574	1.12%
Total interest earning assets (3)	4,965,613	175,596	4.73%	5,065,698	133,856	3.53%
Cash and due from banks	36,205			37,589
Premises and equipment, net	9,278			9,621
Goodwill and other intangible assets	177,837			180,393
Other assets	127,514			121,519
Total assets	$5,316,447			$5,414,820

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,444,744			$1,868,283

Demand, interest-bearing	1,117,140	4,994	0.60%	1,244,996	1,470	0.16%
Savings and money market	1,159,894	13,641	1.57%	1,383,944	2,026	0.20%
Time deposits - under $100	11,951	60	0.67%	12,732	14	0.15%
Time deposits - $100 and over	212,736	4,744	2.98%	122,615	341	0.37%
ICS/CDARS - interest-bearing demand, money market
and time deposits	525,318	8,065	2.05%	30,356	4	0.02%
Total interest-bearing deposits	3,027,039	31,504	1.39%	2,794,643	3,855	0.18%
Total deposits	4,471,783	31,504	0.94%	4,662,926	3,855	0.11%

Short-term borrowings	36,283	1,365	5.03%	24	—	0.00%
Subordinated debt, net of issuance costs	39,401	1,614	5.48%	42,552	1,640	5.15%
Total interest-bearing liabilities	3,102,723	34,483	1.49%	2,837,219	5,495	0.26%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,547,467	34,483	1.01%	4,705,502	5,495	0.16%
Other liabilities	120,639			104,524
Total liabilities	4,668,106			4,810,026
Shareholders’ equity	648,341			604,794
Total liabilities and shareholders’ equity	$5,316,447			$5,414,820

Net interest income (3) / margin		141,113	3.80%		128,361	3.39%
Less tax equivalent adjustment (3)		(190)			(220)
Net interest income		$140,923			$128,141

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $595,000 for the first nine months of 2023, compared to $3,111,000 for the first nine months of 2022. Prepayment fees totaled $393,000 for the first nine months of 2023, compared to $1,155,000 for the first nine months of 2022.
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate.